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                                                          Exhibit 5



                         VENABLE, BAETJER AND HOWARD, LLP
                      1800 Mercantile Bank & Trust Company
                               Two Hopkins Plaza
                           Baltimore, MD  21201-2978


                                   March 20, 1998


Chapman Holdings, Inc.
The World Trade Center-Baltimore
401 E. Pratt Street
28th Floor
Baltimore, Maryland 21202

    Re:  Registration Statement on Form SB-2
         -----------------------------------

Ladies and Gentlemen:

    We have acted as counsel for Chapman Holdings, Inc., a Maryland corporation (the "Company"), in connection with the organization of the Company and the issuance of 2,953,622 shares of its common stock, par value $0.001 per share (the "Common Stock").

    As counsel for the Company, we are familiar with its Charter and Bylaws. We have examined the prospectus included in its Registration Statement on
Form SB-2 (File No. 333-        ) (the "Registration Statement"),
substantially in the form in which it is to become effective (collectively, the "Prospectus"). We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

    We have also examined and relied upon such corporate records of the Company and other documents and certificates

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Chapman Holdings, Inc.
March 20, 1998
Page 2

with respect to factual matters as we have deemed necessary to render the opinion expressed herein. With respect to the documents we have reviewed, we have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

    Based on such examination, we are of the opinion and so advise you that the 2,953,622 shares of Common Stock to be offered for sale pursuant to the Prospectus are duly authorized, validly and legally issued, fully paid and nonassessable.

    This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as due organization and the authorization and issuance of stock. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading "Legal Matters."

                                         Very truly yours,

                                         /s/ VENABLE, BAETJER AND HOWARD, LLP